UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
February 4, 2003
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(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 9. Regulation FD Disclosure.

   Laboratory Corporation of America -Registered Trademark-Holdings (NYSE:LH) (LabCorp -Registered Trademark-) announced that it had executed an agreement to pay $4.5 million in cash to purchase certain assets in Northern California from Quest Diagnostics Incorporated (NYSE:DGX) following the completion of the acquisition of Unilab Corporation by Quest Diagnostics.
The purchase price will be paid over a period of up to eighteen months following the closing of the asset purchase by LabCorp.







The assets to be purchased by LabCorp include the assignment of four contracts with independent physician associations (IPAs), as well as the leases for 46 patient service centers, five of which also serve as rapid response laboratories, located throughout Northern California. Quest Diagnostics has indicated that approximately $27 million in annual revenues is generated by capitated fees under the IPA contracts and associated fee-for-service testing for physicians whose patients use these patient service centers, as well as from specimens received directly from the IPA physicians. The IPAs have already consented to the assignment of the contracts.

The asset sale to LabCorp is subject to approval by the Federal Trade Commission and is contingent on and will close after the completion of the Quest Diagnostics/Unilab transaction. The FTC has not yet completed its review of the Quest Diagnostics/Unilab transaction. LabCorp understands that Quest Diagnostics expects to complete the Exchange Offer this month.

"Expanding into the Northern California market through this agreement immediately provides LabCorp with a meaningful market position in a cost effective manner," said Richard L. Novak, executive vice president and chief operating officer of LabCorp. "Strategically, the business acquired in this very important market also provides LabCorp a solid foundation for generating additional revenues through both the routine physician market as well as business development activities in esoteric testing."

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings, and will be available in the Form 10-K for the year ended December 31, 2002, when filed.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
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                        (Registrant)

               By:/s/ BRADFORD T. SMITH
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                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: February 4, 2003